Colloborative Investment Series Trust  485BPOS

Exhibit (e)(i)

Exhibit (e)(xi)

SIXTH AMENDMENT

TO

ETF DISTRIBUTION AGREEMENT

This sixth amendment (the "Amendment") to the ETF Distribution Agreement (the "Agreement") dated as of September 30, 2021, by and between Collaborative Investment Series Trust (the "Trust") and Foreside Fund Services, LLC ("Foreside") is entered into as of November 28, 2023 (the "Effective Date").

WHEREAS, the Trust and Foreside (the "Parties") desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

*signature block follows*

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

COLLABORATIVE INVESTMENT SERIES TRUST		FORESIDE FUND SERVICES, LLC

By:		By:
	Gregory Skidmore, President		Teresa Cowan, President

Date:	11/29/2023	Date:	11.29.23

EXHIBIT A

Funds

Rareview Dynamic Fixed Income ETF
Rareview Tax Advantaged Income ETF
The SPAC and New Issue ETF
Adaptive Core ETF

Mindful Conservative ETF
Mohr Growth ETF

Goose Hollow Tactical Allocation ETF
Rareview Inflation/Deflation ETF
Rareview Systematic Equity ETF
Mohr Sector Nav ETF

Goose Hollow Enhanced Equity ETF
Goose Hollow Multi-Strategy Income ETF
Mohr Industry NAV ETF

Mohr Company NAV ETF
Anydrus Advantage ETF